UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

Commission File Number 01-13697

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1604305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia	30701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Senior Credit Facility

On August 12, 2022, Mohawk Industries, Inc. (the “Company”) entered into a fourth amendment (the “Amendment”) to its existing senior revolving credit facility (the “Senior Credit Facility”). The Amendment, among other things, (i) extended the maturity of the Senior Credit Facility from October 18, 2024 to August 12, 2027, (ii) renewed the Company’s option to extend the maturity of the Senior Credit Facility up to two times for an additional one-year period each, (iii) increased the Consolidated Interest Coverage Ratio financial maintenance covenant from 3.00:1.00 to 3.50:1.00, (iv) eliminated certain covenants applicable to the Company and its subsidiaries, including, but not limited to, restrictions on dispositions, restricted payments, and transactions with affiliates, and the Consolidated Net Leverage Ratio financial covenant, and (v) increased the amount available under the Senior Credit Facility to $1,950,000,000 until October 18, 2024, after which the amount available under the Senior Credit Facility will decrease to $1,485,000,000. The Amendment also permits the Company to increase the commitments under the Senior Credit Facility by an aggregate amount not to exceed $600 million.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Company’s Senior Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Term Loan

Also on August 12, 2022, the Company and its indirect wholly-owned subsidiary, Mohawk International Holdings S.à r.l. (“Mohawk International”), entered into an agreement (the “Credit Agreement”) that provides for a delayed draw term loan facility in an aggregate principal amount of up to the dollar equivalent of $800,000,000 (the “Term Loan Facility”), consisting of borrowings of up to $575,000,000 and €220,000,000, as further described below.

The Credit Agreement, effective August 12, 2022, was entered into by and among the Company, Mohawk International, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Term Loan Facility may be borrowed in up to two advances on any business day on or before December 31, 2022, and the proceeds of the Term Loan Facility may be used for funding working capital and general corporate purposes of the Company. The principal amount of the Term Loan Facility must be repaid in a single installment on the maturity date on August 12, 2024. The Company may prepay all or a portion of the Term Loan Facility from time to time, without premium or penalty plus accrued and unpaid interest.

At the Company’s election, U.S. dollar-denominated loans under the Term Loan Facility will bear interest at an annual rate equal to either (a) SOFR for 1, 3 or 6 month periods, as selected by the Company, plus an applicable margin ranging between 0.825% and 1.50%, or (b) the higher of the Wells Fargo Bank, National Association prime rate, the Federal Funds rate plus 0.5%, and a daily SOFR rate plus 1.0%, plus an applicable margin ranging between 0.825% and 1.500%. Euro-denominated loans under the Term Loan Facility will bear interest at an annual rate equal to the Eurocurrency rate for 1, 3 or 6 month periods, as selected by the Company, plus an applicable margin ranging between 0.825% and 1.500%.

The Company also pays a commitment fee to the Lenders under the Term Loan Facility on the average amount by which the aggregate commitments of the Lenders’ exceed utilization of the Term Loan Facility ranging from 0.080% to 0.200% per annum. The applicable margins and the commitment fee are determined based on whichever of the Company’s Consolidated Net Leverage Ratio or its senior unsecured debt rating (or if not available, corporate family rating) results in the lower applicable margins and commitment fee (with applicable margins and the commitment fee increasing as that ratio increases or those ratings decline, as applicable).

The Company can use the proceeds of the Term Loan Facility to finance ongoing working capital requirements and other general corporate purposes.

The obligations of the Company and its subsidiaries in respect of the Term Loan Facility are unsecured.

All obligations of the Company under the Term Loan Facility are guaranteed by the domestic subsidiary guarantors party to the Term Loan Facility.

The Term Loan Facility includes certain affirmative and negative covenants that impose restrictions on the Company’s financial and business operations, including limitations on liens, indebtedness, fundamental changes, changes in the nature of the Company’s business. Many of these limitations are subject to numerous exceptions. The Company is also required to maintain a Consolidated Interest Coverage Ratio of at least 3.5 to 1.0 as of the last day of any fiscal quarter.

The Term Loan Facility also contains customary representations and warranties.

The Term Loan Facility contains events of default customary for this type of financing, including a cross default and cross acceleration provision to certain other material indebtedness of the Company. Upon the occurrence of an event of default, the outstanding obligations under the Term Loan Facility may be accelerated and become due and payable immediately. In addition, if certain change of control events occur with respect to the Company, the Company is required to repay the loans outstanding under the Term Loan Facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The documents included as exhibits to this Current Report on Form 8-K are filed solely to provide information about their terms, are not intended to provide any factual or other information about the Company or the other parties to the agreements, and should not be relied upon by investors for any other purpose.

(d) Exhibits

10.1	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of August 12, 2022, by and among the Company and certain of its subsidiaries, as borrowers, Wells Fargo Bank, National Association, as administrative agent, swing line lender, and an L/C issuer, and the other lenders party thereto.

10.2	Credit Agreement, dated as of August 12, 2022, by and among the Company and Mohawk International, as borrowers, certain of its subsidiaries, as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: August 12, 2022	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel